Exhibit 99.1

CONTACT:

Cincinnati Bell

Kurt Freyberger, 513-397-1055

kurt.freyberger@cinbell.com

Cincinnati Bell Announces Offering of $500 Million Senior Notes

CINCINNATI—October 7, 2010—Cincinnati Bell Inc. (NYSE: CBB) today announced that it intends to publicly offer $500 million in aggregate principal amount of senior notes due 2020. The offering and sale of the notes will be made pursuant to an automatic shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”). The company intends to use the net proceeds from the sale of the notes to repay outstanding borrowings under its senior credit facilities and to pay related fees and expenses.

Barclays Capital Inc. will act as the Lead Bookrunning Manager for the senior notes offering. The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov or by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at barclaysprospectus@broadridge.com, or by telephone at (888) 603-5847.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to the securities has been filed and became effective September 30, 2009.

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the company documents filed with the SEC that identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: changing market conditions and growth rates within the telecommunications industry or generally within the overall economy; changes in competition in markets in which the company operates; pressures on the pricing of company products and services; advances in telecommunications technology; the ability to generate sufficient cash flow to fund the company’s business plan, repay the company’s debt and interest obligations, and maintain its networks; the ability to refinance indebtedness when required on commercially reasonable terms; changes in the telecommunications regulatory environment; changes in the demand for the company’s services and products; the demand for particular products and services within the overall mix of products sold, as the company’s products and services have varying profit margins; the company’s ability to introduce new service and product offerings on a timely and cost effective basis; work stoppage caused by labor disputes; restrictions imposed under various credit facilities and debt instruments; the company’s ability to attract and retain highly qualified employees; the company’s ability to access capital markets and the successful execution of restructuring initiatives; changes in the funded status of the company’s retiree pension and healthcare plans; disruption in operations caused by a health pandemic, such as the H1N1 influenza virus; changes in the company’s relationships with current large customers, a small number of whom account for a significant portion of company revenue; disruption in the company’s back-office information technology systems, including its billing system; the company’s ability to integrate successfully the business of Cyrus Networks, LLC with the existing operations and to achieve the anticipated benefits of the acquisition of Cyrus Networks, LLC; and failure of or disruption in the operation of data centers.

The information contained in this release represents Cincinnati Bell’s current intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and company assumptions. The company may change its intention, belief or expectation at any time and without notice, based upon any changes in such factors, in Cincinnati Bell’s assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Cincinnati Bell or persons acting on its behalf may issue.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, entertainment and wireless services—that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, businesses nationwide ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and colocation managed services.